Exhibit 99.4

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
              Specialty Chemical's average sales per shipping day)

                Average Net Sales per Shipping Day ($, Millions)


               2001       2002       2003       2004       2005       2006
              ------     ------     ------     ------     ------     ------

January        3.835      3.790      4.094      4.551      6.781      6.812
February       4.206      4.554      4.885      4.757      7.125      7.495
March          4.148      4.411      4.846      5.182      7.077      6.675
April          4.399      4.557      5.073      5.830      7.611      8.094
May            4.121      4.566      4.967      5.801      7.743
June           4.898      4.945      5.170      5.800      7.349
July           4.498      4.349      4.729      5.816      7.091
August         4.152      4.588      4.411      5.711      6.812
September      4.800      4.888      5.660      5.778      7.008
October        4.323      4.595      5.040      6.371      7.464
November       4.570      5.056      5.714      6.798      7.669
December       4.339      4.531      4.940      6.181      6.920


                         Durable Manufacturing Index (%)


               2001       2002       2003       2004       2005       2006
              ------     ------     ------     ------     ------     ------

January         99.7       93.8       97.1      102.2      110.5      119.1
February        99.0       94.2       96.3      103.9      111.6      119.3
March           99.4       94.6       95.5      104.0      111.1      119.9
April           98.6       95.3       94.5      104.8      110.8      121.1
May             97.6       95.8       95.0      105.6      111.6
June            96.6       96.8       96.2      105.5      112.5
July            96.4       96.6       97.2      106.9      112.7
August          95.2       97.3       97.1      107.6      114.2
September       94.2       97.2       99.2      107.2      114.3
October         92.9       96.7       99.6      108.9      117.5
November        92.9       97.3      101.3      109.1      118.0
December        93.2       96.3      101.6      110.0      118.2